Exhibit (b)(2)

IVY VARIABLE INSURANCE PORTFOLIOS

A Delaware Trust

AMENDED AND RESTATED

BY-LAWS

Table of Contents

Page

ARTICLE I

PRINCIPAL OFFICE AND SEAL

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ARTICLE V

BOARD CHAIRMAN AND TRUST OFFICERS

Section 5.1 General	7
Section 5.2 Election, Term of Office and Qualifications	7
Section 5.3 Resignation	8
Section 5.4 Removal	8
Section 5.5 Vacancies and Newly Created Offices	8
Section 5.6 Powers	8
Section 5.7 Subordinate Officers	8
Section 5.8 Remuneration	8
Section 5.9 Surety Bond	8

ARTICLE VI

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 6.1 General	9
Section 6.2 Checks, Notes, Drafts, Etc.	9
Section 6.3 Voting of Securities	9

ARTICLE VII

MISCELLANEOUS

Section 7.1 Inspection of Records and Reports	9
Section 7.2 Waiver of Notice	9

ARTICLE VIII

AMENDMENTS

- ii -

AMENDED AND RESTATED

BY-LAWS

OF

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

These Amended and Restated By-laws of Ivy Funds Variable Insurance Portfolios, a Delaware statutory trust, are subject to the Amended and Restated Agreement and Declaration of Trust of the Trust dated August 16, 2017, as from time to time amended, supplemented or restated (the “Declaration of Trust”). Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust and the provisions of Sections 8.5, 8.6 and 8.7 of the Declaration of Trust shall apply to these By-laws mutatis mutandis. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust control.

ARTICLE I

PRINCIPAL OFFICE AND SEAL

Section 1.1 Principal Office. The principal executive office of the Trust shall be located in the State of Kansas or such other location as the Trustees determine. The Trust may establish and maintain such other offices and places of business as the Board of Trustees may, from time to time, determine.

Section 1.2 Delaware Office. The registered office of the Trust in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware. The name of the registered agent of the Trust for service of process at such location is The Corporation Trust Company.

Section 1.3 Seal. The Board of Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Trustee or officer of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.

ARTICLE II

SHAREHOLDERS

Section 2.1 Annual Meetings. There shall be no annual meetings of Shareholders for the election of Trustees or the transaction of any other business except as required by law. In the event any annual meeting of Shareholders is to be held, it shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees.

Section 2.2 Special Meetings. Special meetings of Shareholders shall be held as provided herein or in the Declaration of Trust or as otherwise required by law. Special meetings of Shareholders shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees. Special meetings of Shareholders may be called by the secretary whenever ordered by the Chairman of the board, the president or by a majority of the Board of Trustees. Special meetings of the Shareholders shall be called by the secretary upon the written request of the Shareholders owning Shares representing not less than 25% (or

10% to the extent required by Section 16(a) of the 1940 Act) of the total combined votes of all Shares of the Trust issued and outstanding, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of the Shareholders owning Shares representing less than a majority of the total combined votes of all Shares of the Trust issued and outstanding to consider any matter that is substantially the same as a matter voted upon at any special meeting of the Shareholders held during the preceding twelve months.

Section 2.3 Notice of Meetings. The secretary or an assistant secretary shall call a meeting of Shareholders by order pursuant to Section 2.02 by giving written notice of the place, date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or sent by telegram or other means of written communication or electronic submission. The business to be transacted at any special meeting shall be limited to that stated in such written notice of the meeting. Notice of any Shareholders’ meeting need not be given to any Shareholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Irregularity in the notice of any meetings to, or the non-receipt of notice by, any of the Shareholders shall not invalidate any action otherwise by or at any such meeting.

Section 2.4 Adjournment. A Shareholders’ meeting may be adjourned by the chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting or the failure of any proposal to receive sufficient votes for approval. A Shareholders’ meeting may be adjourned by the chairman of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after the adjournment, a new record date is fixed for the adjourned meeting, the secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 2.5 Voting – Proxies. At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of any Series or Class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 2.6 Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.

A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector.

The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the Shareholders owning Shares representing ten percent (10%) or more of the total combined votes of all Shares of the Trust issued and outstanding and entitled to vote on such election or matter.

Section 2.7 Organization. At every meeting of Shareholders, the chairman or, in his or her absence, the president or, in his or her absence, a vice-president or, in the absence of any of the foregoing officers, a chairman chosen by majority vote of the Shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The secretary or, in his or her absence, an assistant secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chairman shall act as secretary at all meetings of Shareholders.

Subject to these By-laws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these By-laws and such rules and regulations of the Board of Trustees, if any, the chairman of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 2.8 Record Date. The Trustees may fix in advance a date up to one hundred and twenty (120) days before the date of any Shareholders’ meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date.

Section 2.9 Voting Power. Notwithstanding any other provision of these By-laws, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to one vote for each dollar of net asset value (number of Shares owned times Net Asset Value per Share) of such Series or Class thereof on any matter on which such Shareholder is entitled to vote, and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in these By-laws, which may provide that proxies may be given in writing or by any electronic or telecommunications device or in any other manner described in these By-laws, or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, the Declaration of Trust or these By-laws.

Section 2.10 Quorum; Required Vote. Except when a larger quorum is required by law, the Declaration of Trust or these By-laws, one-third of the Outstanding Votes of each Series or Class, or one-third of the Outstanding Votes of the Trust, as applicable, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, the Declaration of Trust or these By-laws, a majority of the Outstanding Votes voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Votes shall elect a Trustee; provided, that if the Declaration of Trust, these By-laws or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Votes of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by written consent as provided in these By-laws.

Section 2.11 Action Without Meeting . Any action to be taken by Shareholders may be taken without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Votes entitled to vote on the matter consent to the action in writing. Such written consents shall be filed with the records of Shareholders’ meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

Section 2.12 Abstentions and Broker Non-Votes. (A) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (B) Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted with respect to such proposal or proposals.

Section 2.13 Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series or Class thereof or of all Shareholders and this Article shall be construed accordingly.

ARTICLE III

BOARD OF TRUSTEES

Section 3.1 Regular Meetings. Regular meetings of the Board of Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.

Section 3.2 Special Meetings. Special meetings of the Board of Trustees or any committee for any purpose or purposes shall be held whenever and wherever ordered by the Chairman of the Board, the president or by any two (2) Trustees.

Section 3.3 Meetings by Telephone; Proxies. Subject to any applicable requirements of the 1940 Act, (i) any meeting, regular or special, of the Board of Trustees (or any committee) may be held by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

Section 3.4 Notice. Except as otherwise provided, notice of any special meeting shall be given by the secretary or an assistant secretary to each Trustee, by mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least two days before the meeting, or by sending notice of such meeting to him or her at least 24 hours before the meeting, by prepaid telegram, addressed to him or her at his or her said registered address, if any, or if he or she has no such registered address, at his or her last known address, or by delivering such notice to him or her at least 24 hours before the meeting, or by sending such notice by facsimile transmission, e-mail or other electronic means to him or her at least 24 hours before the meeting.

Section 3.5 Waiver of Notice. No notice of any meeting need be given to any Trustee who attends such meeting in person or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other electronic means.

Section 3.6 Quorum and Voting. At all meetings of the Board of Trustees the presence of a majority or more of the number of Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the Declaration of Trust or federal law, including the 1940 Act.

Section 3.7 Action Without a Meeting. Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if written consents thereto are signed by a majority of the Trustees. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Board of Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE IV

COMMITTEES

Section 4.1 Establishment. The Board of Trustees may designate one or more committees of the Trustees, including an executive committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members.

Section 4.2 Proceedings, Quorum and Manner of Acting. In the absence of an appropriate resolution of the Board of Trustees, any committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member. All action by any committee shall be reported to the Board of Trustees at its next meeting following such action.

Section 4.3 Powers of the Executive Committee. Except as further limited by the Board of Trustees, when the Board of Trustees is not in session the executive committee shall have and may exercise all powers of the Board of Trustees in the management of the business and affairs of the Trust.

Section 4.4 Other Committees. The Board of Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power that may lawfully be exercised only by the Board of Trustees or a committee thereof.

ARTICLE V

BOARD CHAIRMAN AND TRUST OFFICERS

Section 5.1 General. The officers of the Trust shall be a chairman of the Board of Trustees, a president, one or more vice-presidents, a secretary and a treasurer, and may include such other officers appointed in accordance with Section 5.7 hereof. The Board of Trustees may elect, but shall not be required to elect, a comptroller.

Section 5.2 Election, Term of Office and Qualifications. The Trustees shall elect the officers of the Trust (unless such power has been delegated pursuant to Section 5.7 hereof). Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. No officer need be a Shareholder.

The chairman of the Board of Trustees shall be chosen from among the Trustees and may hold such office only so long as he or she continues to be a Trustee. The president may, but need not be, a Trustee. Any person may hold one or more offices of the Trust except that the president may not hold the office of vice president, the secretary may not hold the office of assistant secretary, and the treasurer may not hold the office of assistant treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.

Section 5.3 Resignation. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Trustees, the chairman of the Board, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.4 Removal. Any officer may be removed from office with or without cause by the Board of Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 5.7 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees.

Section 5.5 Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office or, in the case of any office created pursuant to Section 5.7 hereof, any officer upon whom such power shall have been conferred by the Board of Trustees may fill such vacancy.

Section 5.6 Powers. he officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be assigned to them from time to time by the Board of Trustees or the executive committee.

Section 5.7 Subordinate Officers. The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, including one or more assistant treasurers and one or more assistant secretaries, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 5.8 Remuneration. The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Board of Trustees, except that the Board of Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any officers or agents.

Section 5.9 Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE VI

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 6.1 General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the president, any vice president, the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

Section 6.2 Checks, Notes, Drafts, Etc. So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Trustees.

Section 6.3 Voting of Securities. Unless otherwise ordered by the Board of Trustees, the president or any vice president shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Inspection of Records and Reports. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 7.2 Waiver of Notice. Whenever any notice whatever is required to be given by these By-laws or the Declaration of Trust or the laws of the State of Delaware, a waiver thereof in writing, or by facsimile transmission or other electronic means, telegraph, cable, radio or wireless by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VIII

AMENDMENTS

These By-laws may only be amended by the Trustees of the Trust, and no Shareholder vote shall be required for any such amendment.

As Amended and Restated August 16, 2017